Exhibit 4.5

WHEELS UP EXPERIENCE INC.

AND

[__],

Trustee

INDENTURE

Dated as of [__]

CROSS REFERENCE SHEET*

Between

Provisions of Trust Indenture Act (as defined herein) and Indenture, dated as of [__], between WHEELS UP EXPERIENCE INC. and [__], as Trustee:

SECTION OF THE ACT	SECTION OF INDENTURE
310(a)(1) and (2)	Section 6.08
310(a)(3) and (4)	Inapplicable
310(b)	Sections 6.08 and 6.10(a), (b) and (d)
311(a)	Section 6.13
311(b)	Section 6.13
312(a)	Sections 4.01 and 4.02
312(b)	Section 4.04
312(c)	Section 4.02
313(a)	Section 4.04
313(b)(1)	Inapplicable
313(b)(2)	Section 4.04
313(c)	Sections 4.04, 5.07, 6.09, 6.10, 9.02 and 14.02
313(d)	Section 4.04
314(a)	Sections 3.06 and 4.03
314(b)	Inapplicable
314(c)(1) and (2)	Section 13.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	Section 13.05
314(f)	Inapplicable
315(a), (c) and (d)	Section 6.01
315(b)	Section 5.07
315(e)	Section 5.08
316(a)(1)	Sections 5.05 and 5.06
316(a)(2)	Not required
316(a) (last sentence)	Section 7.04
316(b)	Section 5.04
317(a)	Section 5.02
317(b)	Sections 3.04(a) and (b)
318(a)	Sections 1.03 and 13.07

*	This Cross Reference Sheet is not part of the Indenture.

Table of Contents

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THIS INDENTURE, dated as of [__], between WHEELS UP EXPERIENCE INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the “Company”), and [__], a national banking association (hereinafter sometimes referred to as the “Trustee”);

RECITALS OF THE COMPANY:

WHEREAS, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding indenture and agreement according to its terms have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the holders from time to time of the Securities or any series thereof, as follows:

Article One

DEFINITIONS

Section 1.01 Certain Terms Defined. The terms defined in this Section 1.01 (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act, or the definitions of which in the Securities Act are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meaning assigned to such terms in the Trust Indenture Act and in the Securities Act as in effect from time to time. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation unless a different time shall be specified with respect to such series of Securities as provided for in Section 2.03. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

Affiliate: The term “Affiliate” shall mean any person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company.

Authentication Agent: The term “Authentication Agent” shall have the meaning given in Section 6.14.

Bankruptcy Code: The term “Bankruptcy Code” shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

Board of Directors: The term “Board of Directors,” when used with reference to the Company, shall mean the Board of Directors of the Company or any duly authorized committee of the Board of Directors of the Company.

Business Day: The term “Business Day” shall mean, with respect to any Security, a day other than a Saturday, a Sunday or a day that shall be in the city (or in any of the cities, if more than one), in which amounts are payable, as specified on the face of the form of such Security, a day on which banking institutions are authorized or obligated by law or executive order to close.

Commission: The term “Commission” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on said date.

Company: The term “Company” shall mean Wheels Up Experience Inc., a Delaware corporation, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

Company Order: The term “Company Order” shall mean a written statement, request or order of the Company signed in its name by the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, or the Treasurer or an Assistant Treasurer of the Company.

Covenant Defeasance: The term “covenant defeasance” shall have the meaning given in Section 11.01(C).

Depositary: The term “Depositary” shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of that series.

Dollar: The term “Dollar” or “$” shall mean the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Event of Default: The term “Event of Default” shall mean any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

Exchange Act: The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Foreign Currency: The term “Foreign Currency” shall mean any coin, currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries, other than the United States of America or by any internationally recognized union, confederation or association of such governments.

Global Security: The term “Global Security” shall mean a Security issued in accordance with Section 2.10 evidencing all or part of a series of Securities, which in each case is issued to the Depositary for such series, or part of a series, or its nominee and registered in the name of such Depositary or nominee.

Indenture: The term “Indenture” shall mean this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder, provided, that, if at any time more than one person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to one or more series of Securities for which such person is trustee, this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of those particular series of Securities for which such person is Trustee established as contemplated hereunder, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such person is not Trustee, regardless of when such terms or provisions were adopted.

Interest: The term “interest,” when used with respect to a non-interest bearing Security, shall mean interest payable after the principal thereof has become due and payable, whether after maturity, by declaration of acceleration, by call for redemption pursuant to a sinking fund, or otherwise.

Officers’ Certificate: The term “Officers’ Certificate” shall mean a certificate signed by any two of the following: the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or any Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 13.05, if and to the extent required by the provisions thereof.

Opinion of Counsel: The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of, or of counsel to, the Company or may be other counsel. Each such opinion shall include the statements provided for in Section 13.05, if and to the extent required by the provisions thereof.

OID Security: The term “OID Security” shall mean any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

Outstanding: The term “outstanding,” when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture except:

(a)            Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)            Securities, or portions thereof, for the payment or redemption of which amounts in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company for the holders of such Securities (if the Company shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the maturity hereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice, and, if all such Securities are redeemed, such deposit shall be in accordance with Article Eleven; and

(c)            Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.08, unless proof satisfactory to the Trustee is presented that any such Securities are held by a person in whose hands such Security is a legal, valid and binding obligation of the Company.

In determining whether the holders of the requisite principal amount of outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an OID Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

Paying Agent: The term “Paying Agent” shall mean any person authorized by the Company to pay the principal of, premium, if any, or interest on any securities on behalf of the Company.

Person: The term “person” shall mean any individual, corporation, business trust, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Record Date: The term “record date” shall have the meaning given in Section 2.05.

Responsible Officer: The term “Responsible Officer,” when used with respect to the Trustee, shall mean any officer within the corporate trust and agency group or department of the Trustee, including any Vice President, any trust officer or any other officer of the Trustee performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

Security or Securities: The term “Security” or “Securities” shall mean any security or securities, as the case may be, authenticated and delivered under this Indenture.

Securities Act: The term “Securities Act” shall mean the Securities Act of 1933, as amended.

Securityholder: The term “Securityholder,” “holder of Securities,” or other similar term, shall mean any person who shall at the time be the registered holder of any Security or Securities on the books of the Company kept for that purpose in accordance with the provisions of this Indenture.

Subsidiary: The term “Subsidiary” shall mean any corporation or other entity at least a majority of the outstanding voting shares of which is at the time directly or indirectly owned or controlled (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary.

Trustee; principal office: The term “Trustee” shall mean [__], and, subject to the provisions of Article Six, shall also include its successors. The term “principal office” of the Trustee shall mean a principal office of the Trustee at which at any particular time its corporate trust business related to the Securities may be administered, which office at the date of execution of this Indenture is located at [__].

Trust Indenture Act: The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, as in effect from time to time.

U.S. Government Obligations: The term “U.S. Government Obligations” shall have the meaning given in Section 11.01(A).

Yield to Maturity: The term “Yield to Maturity” shall mean the yield to maturity on a series of Securities, calculated at the time of the issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Section 1.02 References are to Indenture. Unless the context otherwise requires, all references herein to “Articles,” “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture, and the words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

Section 1.03 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the Trust Indenture Act provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the Trust Indenture Act provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Article Two

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF SECURITIES

Section 2.01 Forms Generally. The Securities of each series shall be substantially in the form (not inconsistent with this Indenture) as shall be established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or, with the consent of the Trustee, may be produced in any other manner, all as determined by the officer executing such Securities, as evidenced by his execution of such Securities.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication of all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

[__], as Trustee

By:
Authorized Signatory

Dated: _________________________

If at any time there shall be an Authentication Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication to be borne by the Securities of each such series shall be substantially as follows:

“This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

as Authentication Agent

By:
Authorized Signatory

Dated: _________________________

Section 2.03 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, the following terms, which terms shall be approved by the Trustee if the Trustee’s rights or obligations are adversely affected thereby, and thereafter such terms shall be deemed to be a part of this Indenture:

(1)            the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)            any limit upon the aggregate principal amount of the Securities or the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.06, Section 2.07, Section 2.08, Section 5.03, Section 9.04 and Article Fourteen);

(3)            if other than Dollars, the Foreign Currency or Foreign Currencies in which the Securities of the series are denominated;

(4)            the date or dates on which the principal of the Securities of the series is payable or the method of determination thereof;

(5)            the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and the date or dates on which a record shall be taken for the determination of Securityholders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(6)            the offices or agencies of the Company in the United States of America where the principal of and any interest on Securities of the series shall be payable;

(7)            the right, if any, of the Company to redeem Securities, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(8)            the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(9)            if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(10)          the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

(11)          if other than the coin, currency or currencies in which the Securities of the series are denominated, the coin, currency or currencies in which payment of the principal of or interest on the Securities of such series shall be payable, including composite currencies or currency units;

(12)          if the principal of or interest on the Securities of the series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(13)          if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(14)          whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Securities of the series rather than pay such additional amounts;

(15)          any trustees, authenticating or Paying Agents, warrant agents, transfer agents or registrars with respect to the Securities of such series;

(16)          any deletion from, modification of or addition to the Events of Default or covenants with respect to the Securities of such series;

(17)          if the Securities of the series are to be convertible into or exchangeable for any other security or property of the Company, including, without limitation, securities of another person held by the Company or its Affiliates and, if so, the terms thereof;

(18)          any collateral security, assurance, guarantee or other credit enhancement applicable to the debt securities;

(19)          the applicability, if any, of Section 11.01(C) to such series;

(20)          whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities, which Depositary shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation; and

(21)          any limitations on transfer or exchange of debt securities or the right to obtain registration of their transfer and the terms and amount of any service charge required for registration of transfer or exchange; and

(22)          any other terms of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in any such indenture supplemental hereto. The Company may, without the consent of the Securityholders, issue additional Securities of the same series in the future ranking equally in right of payment with, and otherwise similar in all respects to, the Securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date.

All Securities of any one series need not be issued at the same time and may be issued from time to time without consent of any Securityholder, consistent with the terms of this Indenture, if so provided in any indenture supplemental hereto.

Under this Indenture, the Securities of any series and any additional Securities of such series the Company may issue in the future will be treated as a single series for all purposes hereunder, including for purposes of determining whether the required percentage of the Securityholders of record of the Securities of such series has given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all Securityholders of the Securities of such series.

Section 2.04 Authentication and Delivery of Securities. The Company may deliver Securities of any series executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section 2.04, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company (contained in the Company Order referred to below in this Section) or deliver pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by a Company Order. The maturity date, original issue date, interest rate and any other terms of the Securities of such series shall be determined by or pursuant to such Company Order and Section 2.01, Section 2.03 and this Section 2.04. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with (in the case of subparagraphs (2), (3) and (4) below only at or before the time of the first request of the Company to the Trustee to authenticate Securities of such series) and (subject to Section 6.01) shall be fully protected in conclusively relying upon, the following enumerated documents unless and until such documents have been superseded or revoked:

(1)            a Company Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Company;

(2)            any executed supplemental indenture referred to in Section 2.01 and Section 2.03 by or pursuant to which the forms and terms of the Securities were established;

(3)            an Officers’ Certificate stating that the form or forms and terms of the Securities have been established pursuant to Sections Section 2.01 and Section 2.03 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(4)            one or more Opinions of Counsel, or, at the option of the Company, a letter addressed to the Trustee permitting it to rely on one or more Opinions of Counsel, substantially to the effect that:

(a)            the form or forms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture;

(b)            in the case of an underwritten offering, the terms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture, and, in the case of an offering that is not underwritten, certain terms of the Securities have been established pursuant to a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in a Company Order shall have been established, all such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture;

(c)            such supplemental indenture, when executed by the Company and the Trustee in accordance with the provisions of this Indenture, and subject to any exemptions, assumptions and qualifications specified in such Opinion of Counsel, will be a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to customary exceptions;

(d)            such Securities, when executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, and subject to any exemptions, assumptions and qualifications specified in such Opinion of Counsel, will be entitled to the benefits of this Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to customary exceptions;

(e)            all conditions precedent to the issuance and authorization of the Securities have been complied with; and

(f)             such other matters that the Trustee may reasonably request.

Any counsel may state that such opinions are limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware. Such counsel may rely upon opinions of other counsel (copies of which shall be delivered to the Trustee) reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes it and the Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent he deems proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Securityholders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or delivered or held pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO Section 2.10 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO Section 2.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO Section 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.05 Execution of Securities; Denomination; Payment of Interest. The Securities shall be signed on behalf of the Company by the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer or the Treasurer or an Assistant Treasurer of the Company, which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore receipted, signed manually by an authorized signatory of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.09 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Securities of each series shall be issuable only in registered form in denominations established as contemplated by Section 2.03 or, with respect to the Securities of any series, if not so established, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Company to the holders of Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.06 Exchange of Securities. Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series in other authorized denominations. The Securities of any series to be exchanged shall be surrendered at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 3.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities that the Securityholder making the exchange shall be entitled to receive.

The Company shall keep, at one of the offices or agencies to be maintained by the Company in accordance with the provisions of Section 3.02, a register or registers in which, subject to such reasonable regulations as it or the Securities registrar may prescribe, the Company shall register Securities and shall register the transfer of Securities as in this Article Two provided. Upon surrender for registration of transfer of any Security at such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, for a like aggregate principal amount.

All Securities presented or surrendered for exchange, registration of transfer, redemption or payment shall, if so required by the Company or the Trustee, be duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Securityholder or by his attorney who shall be so duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company or the Securities registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required to exchange or register a transfer of (i) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (ii) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

Notwithstanding the foregoing, any Global Security shall be exchangeable pursuant to this Section 2.06 for Securities registered in the names of persons other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and the Company fails to appoint a successor Depositary for such Global Security within 90 days after the Company receives such notice or becomes aware of such event, (ii) the Company executes and delivers to the Trustee written instructions that such Global Security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct.

Except as provided in the immediately preceding paragraph, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

None of the Company, the Trustee, any Paying Agent or the Security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.07 Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee authenticate and deliver temporary Securities of such series (printed, typewritten or otherwise reproduced) of any authorized denomination and substantially in the form of the definitive Securities of such series, but with such omission, insertions and variations as may be appropriate for temporary Securities of such series, all as may be determined by the Company. Temporary Securities of any series may contain reference to any provisions of this Indenture as may be appropriate. Every such temporary Security shall be authenticated by the Trustee upon the conditions and in substantially the same manner, and with the same effect, as the definitive Securities of such series. Without unnecessary delay, the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of such series. Until so exchanged, the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

Section 2.08 Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security of any series shall become mutilated or be destroyed, lost or stolen, the Company, in the case of any mutilated Security of any series shall, and in the case of any destroyed, lost or stolen Security of any series in its discretion may, execute and upon its request the Trustee shall authenticate and deliver, a new Security of the same series, maturity date, interest rate and original issue date bearing a number or other distinguishing symbol not contemporaneously outstanding in exchange and substitution for the mutilated Security, or in lieu of and substitution for the Security so destroyed, lost or stolen, or, if any such Security shall have matured or shall be about to mature, instead of issuing a substituted Security, the Company may pay the same without surrender thereof except in the case of a mutilated Security.

In every case the applicant for a substituted Security or for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless from all risk, however remote, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same, or the Trustee or any Paying Agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company, and shall incur no liability to anyone by reason of anything done or omitted to be done by it in good faith under the provisions of this Section 2.09. Upon the issue of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any expenses connected therewith (including the fees and expenses of the Trustee).

Every substituted Security issued pursuant to the provisions of this Section 2.08 in substitution for any destroyed, lost or stolen Securities shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.09 Cancellation of Surrendered Securities. All Securities surrendered for the purpose of payment, redemption, exchange, substitution or registration of transfer, shall, if surrendered to the Company or any Paying Agent or registrar, be delivered to the Trustee and the same, together with Securities surrendered to the Trustee for cancellation, shall be promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities and shall upon request deliver certificates of destruction thereof to the Company from time to time. If the Company shall purchase or otherwise acquire any of the Securities, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.

Section 2.10 Securities in Global Form. If Securities of or within a series are issuable in whole or in part in temporary or permanent global form, as specified as contemplated by Section 2.03, then, notwithstanding clause (9) of Section 2.03, any such Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of holders, of outstanding Securities represented thereby, shall be made by the Trustee in such manner and upon instructions given by such person or persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.04 or Section 2.07. Subject to the provisions of Section 2.04 and, if applicable, Section 2.07, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the person or persons specified therein or in the applicable Company Order. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 13.05 hereof and need not be accompanied by an Opinion of Counsel.

Section 2.11 CUSIP Numbers. The Company in issuing any series of the Securities may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers.

Article Three

PARTICULAR COVENANTS OF THE COMPANY

The Company covenants as follows:

Section 3.01 Payment of Principal of (and Premium, if any ) and Interest on Securities. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on each series of the Securities at the respective times and places and in the manner provided in such Securities and this Indenture. Each payment from the Company to the Trustee or to the Paying Agent shall be accompanied by a written notice that designates the series to which such payment relates. As a condition precedent to the payment of any interest on a Security, the Company or the Paying Agent may require the holder of such Security to furnish such evidence as will enable the Company to determine whether it is required by law to deduct or to retain any tax or taxes from the interest so payable. An installment of principal, premium or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 11:00 a.m., New York City time, on that date money designated for and sufficient to pay the installment.

Section 3.02 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities. So long as any of the Securities shall remain outstanding, the Company will maintain an office or agency in the continental United States, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served, and where the Securities may be presented or surrendered for payment. The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such required office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States, for such purposes as stated in this Section. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 3.03 Ap p ointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 3.04 Provision as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

(1)            that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on any series of Securities (whether such sums have been paid to it by the Company or by any other obligor on such series of Securities) in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;

(2)            that it will give the Trustee written notice of any failure by the Company (or by any other obligor on any series of Securities) to make any payment of the principal of (and premium, if any) or interest on such series of Securities when the same shall be due and payable; and

(3)            at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(b)            The Company will, prior to each due date of the principal of (and premium, if any) or interest on any series of Securities, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the holders of such series of Securities entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its failure so to act.

(c)            If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any series of Securities, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal (and premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of any such action or failure to take such action.

(d)            Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, but only in accordance with Article Eleven pay or cause to be paid to the Trustee or any Paying Agent all sums held in trust for any such series by it, or any Paying Agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee or such Paying Agent upon the trusts herein contained. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)            Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to the provisions of Section 11.03 and Section 11.04.

Section 3.05 Maintenance of Corporate Existence. Subject to Article Ten, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its franchise to be a corporation.

Section 3.06 Officers’ Certificate as to Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof an officer’s certificate (which need not comply with Section 13.05) signed by its principal executive officer, principal financial officer, principal accounting officer, Treasurer or any Assistant Treasurer, stating whether or not, to the best knowledge of such officer, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Article Four

SECURITYHOLDERS’ LISTS AND REPORTS
BY THE COMPANY AND THE TRUSTEE

Section 4.01 Company to Furnish Trustee Information as to Names and Addresses to Securityholders. If and so long as the Trustee shall not be the registrar for the Securities of any series, the Company and any other obligor on the Securities will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require containing all information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Securityholders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act:

(a)            semi-annually, not more than 15 days after each record date for the payment of semi-annual interest on such Securities, as hereinabove specified, as of such record date and not less than once every six months for non-interest bearing Securities in each year, and

(b)            at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, that such list need not include information received after such date.

Section 4.02 Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities (1) contained in the most recent list furnished to it as provided in Section 4.01 and (2) received by it in the capacity of Paying Agent (if so acting) and Security registrar (if so acting).

The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(b)            Securityholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or any or all series of the Securities.

(c)            Each and every Securityholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor the Security registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

Section 4.03 Reports by the Company. To the extent any Securities of any series established under this Indenture are outstanding, the Company shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. Reports, information and documents filed with the Commission via the EDGAR system (or any successor system) will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.03. Delivery of reports, information and documents to the Trustee under this Section 4.03 are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

Section 4.04 Reports by the Trustee. (a) So long as any Securities are outstanding hereunder, the Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required by the Trust Indenture Act at the times and in the manner provided thereunder. The Trustee shall promptly deliver to the Company a copy of any report it delivers to holders pursuant to this Section. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to Securityholders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b)            A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange or automated quotation system or delisted therefrom.

Article Five

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
ON EVENT OF DEFAULT

Section 5.01 Events of Default Defined; Acceleration of Maturity ; Waiver of Default. Except as stated otherwise in a supplemental indenture, “Event of Default” with respect to Securities of any series, wherever used herein, means any one of the following events which shall have occurred and be continuing:

(a)            default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, that a valid extension of an interest payment period by the Company in accordance with the terms of such Securities shall not constitute a failure to pay interest;

(b)            default in the payment of the principal of (and premium, if any, on) any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(c)            failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company in the Securities of such series or contained in this Indenture (other than a covenant or agreement included in this Indenture solely for the benefit of a series of Securities other than such series) for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 33% in aggregate principal amount of the Securities of such series at the time outstanding;

(d)            a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e)            the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for all or substantially all of its property, or shall make any general assignment for the benefit of creditors; or

(f)             any other Event of Default provided in the supplemental indenture under which such series of Securities is established.

If an Event of Default described in clause (a), (b), (c) or (f) above occurs with respect to a series of Securities and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the holders of not less than 33% in aggregate principal amount of the Securities of such series then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal of all the Securities of such series (or, if the Securities of such series are OID Securities, such portion of the principal amount as may be specified in the terms of that series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

If an Event of Default described in clause (d) or (e) above occurs and is continuing, then the principal amount of all the Securities then outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are OID Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the amounts due shall have been obtained or entered as hereinafter provided,

(A)	the Company shall pay or shall deposit with the Trustee a sum sufficient to pay:

(i)            all matured installments of interest upon all the Securities of such series,

(ii)           the principal of (and premium, if any, on) all Securities of such series (or of all the Securities, as the case may be) that shall have become due otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law, and on such principal and premium, if any, at the rate of interest borne by the Securities or Yield to Maturity (in the case of OID Securities) applicable to the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit), and (iii) all amounts payable to the Trustee pursuant to Section 6.06, and

(B)            all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Securities that shall have become due by declaration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Securityholders of a majority in aggregate principal amount of the Securities of such series then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series, each such series voting as a separate class and rescind and annul such declaration and its consequences; but no such waiver of rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Securities of such series shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

Section 5.02 Payment of Securities on Default; Suit Therefor. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Securities of any series, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities for such series or otherwise, including any sinking fund payment, then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Securities of such series (and shall designate which series) the whole amount that then shall have become due and payable on all Securities of such series for principal (and premium, if any) or interest, or both, as the case may be, with interest on the overdue principal (and premium, if any) and installments of interest (to the extent permitted by law) at the rate of interest or Yield to Maturity (in the case of OID Securities) borne by such series of Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and such other amount due the Trustee under Section 6.06 in respect of Securities of such series.

Until such demand is made by the Trustee, the Company may pay the principal of (and premium, if any, on) and interest on the Securities of any series to the holders thereof, whether or not the Securities of such series be overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities, and collect in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated the amounts adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Securities of any series under the Bankruptcy Code or any other applicable law or in connection with the insolvency of the Company or any other obligor upon any Securities or in the case a receiver or trustee shall have been appointed for its property, or in case of any other judicial proceedings relative to the Company or any other obligor upon such series of Securities or to creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of such series of Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered by intervention in such proceedings or otherwise:

(a)            to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (or if the Securities of any series are OID Securities, such portion of the principal amount as may be specified in the terms of that series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trust and of the Securityholders allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities of any series, its creditors, or its property;

(b)            unless prohibited by applicable law and regulations, to vote on behalf of the Securityholders of the Securities of any series in any election of a receiver, assignee, trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings, custodian or other person performing similar functions in respect of any such proceedings, and be a member of a creditors’ or other similar committee; and

(c)            to collect and receive any amounts or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding, except as aforesaid in clause (b).

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken, after payment of all sums due to the Trustee under Section 6.06 in respect of such Securities.

Section 5.03 Application of Amounts Collected by Trustee. Any amounts collected by the Trustee pursuant to Section 5.02 with respect to any one or more series shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such amounts, and, in the case of the distribution of such amounts on account of principal, premium or interest, upon presentation of the several Securities of a series in respect of which amounts have been collected, and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of such series if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such series of Securities in respect of which monies have been collected, including all amounts due to the Trustee and each predecessor Trustee pursuant to this Indenture in respect to such series of Securities;

SECOND: To the ratable payment of principal, premium (if any) and interest due and unpaid, if any, of the outstanding Securities of such series with interest upon the overdue installments of principal, premium (if any) and interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest or Yield to Maturity (in the case of OID Securities) borne by the Securities of such series without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any), or of any installment of interest over any other installment of interest or of any Security of such series over any other Security of such series, ratably according to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 5.04 Limitation on Suits by Holders of Securities. No holder of a Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law or in bankruptcy or otherwise, upon or under or with respect to this Indenture or for the appointment of a receiver, liquidating custodian, trustee or similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinabove provided, and unless also the holders of not less than 33% in aggregate principal amount of such series of Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.06; it being understood and intended, and being expressly covenanted by the holder of every Security of a series with every other Securityholder and the Trustee, that no one or more holders of such series of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other series of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section 5.04 each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Indenture, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 5.05 Proceedings by Trustee; Remedies Cumulative and Continuing. In case an Event of Default has occurred, has not been waived, and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. All powers and remedies given by this Article Five to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or any other powers and remedies available to the Trustee or to the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article Five or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 5.06 Rights of Holders of Majority in Principal Amount of Securities to Direct Trustee and to Waive Defaults. The holders of a majority in aggregate principal amount of the Securities of each series affected (each series voting as a separate class) at the time outstanding (determined as provided in Section 7.04), or, if a record date is set in accordance with Section 7.05, as of such record date, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture with respect to the Securities of such series; provided, however, that subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or expose it to personal liability or be unjustly prejudicial to the Securityholders not consenting, and provided further that nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Securityholders. Prior to the declaration of the maturity of the Securities of any series as provided in Section 5.01(a), the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding (each such series voting as a separate class) (determined as provided in Section 7.04 and Section 7.05) may on behalf of the holders of all of the Securities of such series waive any past default hereunder and its consequences, except a default in the payment of interest or premium on, or the principal of, any of the Securities. In the case of any such waiver the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent hereon.

Section 5.07 Trustee to Give Notice of Defaults Known to It, But May Withhold in Certain Circumstances. The Trustee shall, within ninety (90) days after the occurrence of a default with respect to the Securities of any series, give written notice of all defaults with respect to that series known to a Responsible Officer to all holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such defaults shall have been cured or waived before the sending of such notice (the term “default” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the principal (and premium, if any) of or interest on any of the Securities of such series the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 5.08 Requirement of an Undertaking to Pay Costs in Certain Suits Under this Indenture or Against the Trustee. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement or any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders of any series, holding in the aggregate more than ten percent in aggregate principal amount of the Securities of such series outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (and premium, if any) or interest on any Security, on or after the due date expressed in such Security.

Article Six

CONCERNING THE TRUSTEE

Section 6.01 Duties and Responsibilities of Trustee. Prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series of Securities. In case an Event of Default with respect to the Securities of a series has occurred and has not been cured or waived and is known to a Responsible Officer, the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, provided, however, that:

(a)            prior to the occurrence of an Event of Default known to a Responsible Officer with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series that may have occurred

(1)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall only be liable for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statement, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statement, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of all series affected (voting as a class) at the time outstanding (determined as provided in Sections Section 7.04 and Section 7.05) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The provisions of this Section 6.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Section 6.02 Reliance on Documents, Opinions, etc. Subject to the provisions of Section 6.01:

(a)            The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

(c)            The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(e)            The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)             The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless (i) requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding (treated as one class) (determined as provided in Section 7.04 and Section 7.05)or (ii) otherwise provided in the terms of any series of Securities pursuant to Section 2.03; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require security or indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

(g)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)            The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact an Event of Default is received by the Trustee at its principal office and such notice references the Securities, the Company or this Indenture;

(i)             The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder;

(j)             The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(k)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

The permissive right of the Trustee to do anything enumerated in this Section 6.02 shall not be construed as a duty.

Section 6.03 No Responsibility for Recitals, etc. The statements and recitals contained herein and in the Securities and in any other document in connection with the sale of the Securities (other than the certificate of authentication of the Securities) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any amounts paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any amounts received by any Paying Agent other than the Trustee.

Section 6.04 Trustee, Paying Agent or Security Registrar May Own Securities. The Trustee or any Paying Agent or Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee, Paying Agent or Security registrar.

Section 6.05 Amounts Received by Trustee to be Held in Trust Without Interest. Subject to the provisions of Section 11.04, all amounts received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provision of law. The Trustee shall be under no liability for interest on amounts received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such amounts shall be paid from time to time upon the written order of the Company, signed by its Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, Chief Financial Officer, Treasurer or an Assistant Treasurer.

Section 6.06 Compensation and Expenses of Trustee. The Company agrees:

(a)            to pay to the Trustee from time to time such reasonable compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith, and the Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; and

(c)            to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.06, except with respect to funds held in trust for the benefit of the holders of particular Securities.

The provisions of this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 6.07 Right of Trustee to Rely on Officers’ Certificate Where No Other Evidence Specifically Prescribed. Subject to the provisions of Section 6.01 and Section 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08 Conflicting Interest of Trustee. (a)  If, after an Event of Default has occurred and is continuing, the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

(b)            To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.09 Requirements for Eligibility of Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation or banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10. The provisions of this Section 6.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

Section 6.10 Resignation or Removal of Trustee. (a) The Trustee, or any Trustee hereafter appointed, may at any time resign with respect to one or more series of Securities by giving written notice of such resignation to the Company or to the Securityholders, such notice to the Securityholders of applicable series of Securities to be given by mailing (by first class mail) the same. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 5.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)            In case at any time any of the following shall occur:

(1)            the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months, or

(2)            the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

(3)            the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of a substantial portion of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of a substantial portion of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.08, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)            The holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding voting as one class (determined as provided in Section 7.04) may at any time remove the Trustee with respect to Securities of all series and appoint a successor trustee with respect to securities of all series by written instrument or instruments signed by such holders or their attorneys- in-fact duly authorized, or by the affidavits of the permanent chairman and secretary of a meeting of the Securityholders evidencing the vote upon a resolution or resolutions submitted thereto with respect to such removal and appointment (as provided in Article Eight), and by delivery thereof to the Trustee so removed, to the successor trustee and to the Company.

(d)            Any resignation or removal of the Trustee and appointment of any successor trustee pursuant to any of the provisions of this shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11 Acceptance by Successor to Trustee; Notice of Succession of a Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any particular series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, pay over to the successor trustee, subject to Section 11.04, all monies at the time held by it hereunder with respect to such series, and execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee, except funds held in trust for the benefit of the holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 6.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Company shall mail to the holders of Securities of any series by first-class mail notice thereof. If the Company fails to mail such notice within 30 days after acceptance of appointment by the successor trustee, the successor trustee shall, in its discretion, cause such notice to be mailed at the expense of the Company. The resigning Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

Section 6.12 Successor to Trustee by Merger, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture and the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authentication Agent. As long as any Securities of a series remain outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an Authentication Agent (the “Authentication Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.08. Securities of each such series authenticated by such Authentication Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authentication Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authentication Agent. Each Authentication Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authentication Agent, having a combined capital and surplus of not less than $50,000,000 (determined as provided in Section 6.09 with respect to the Trustee) and subject to supervision or examination by federal or state authority.

Any corporation into which any Authentication Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authentication Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authentication Agent, shall continue to be the Authentication Agent with respect to all series of Securities for which it served as Authentication Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authentication Agent. Any Authentication Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authentication Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more series of Securities, the Trustee may appoint a successor Authentication Agent which shall be acceptable to the Company, and the Trustee shall provide notice of such appointment to all holders of Securities of such series in the manner and to the extent provided in Section 13.03. Any successor Authentication Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authentication Agent. The Company agrees to pay to the Authentication Agent for such series from time to time reasonable compensation. The Authentication Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

Section 6.02, Section 6.03, Section 6.04, Section 6.06 and Section 7.03 shall be applicable to any Authentication Agent.

Article Seven

CONCERNING THE SECURITYHOLDERS

Section 7.01 Evidence of Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action) the fact that the holders of such specified percentage, determined as of the time such action was taken or, if a record date was set with respect thereto pursuant to Section 7.05, as of such record date, have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article Eight, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders, or (d) in the case of Securities evidenced by a Global Security, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Section 7.02 Proof of Execution of Instruments and of Holding of Securities. Subject to the provisions of Section 6.01, Section 6.02 and Section 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The ownership of Securities shall be proved by the register of such Securities, or by a certificate of the registrar thereof.

The Trustee may accept such other proof or require such additional proof of any matter referred to in this Section 7.02 as it shall deem reasonable, including electronic or other messages transmitted by the Depositary in accordance with its applicable procedures.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 8.06.

Section 7.03 Who May be Deemed Owners of Securities. The Company, the Trustee, any Paying Agent and any Security registrar shall deem and treat the person in whose name any Security shall be registered upon the books of the Company for such series on the applicable record date as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any such holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for amounts payable upon any such Security.

Section 7.04 Securities Owned by Company or Controlled or Controlling Persons Disregarded for Certain Purposes. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any demand, direction, request, notice, consent, waiver or other action under this Indenture, Securities that are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the reasonable satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 7.05 Record Date for Action by Securityholders. Whenever in this Indenture it is provided that holders of a specified percentage in aggregate principal amount of the Securities of a series may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any action), other than any action taken at a meeting of Securityholders called pursuant to Article Eight, the Company or the holders of at least ten percent in aggregate principal amount of the Securities of such series then outstanding, may request the Trustee to fix a record date for determining Securityholders entitled to notice of and to take any such action. In case the Company or the holders of Securities of such series in the amount above specified shall desire to request Securityholders of such series to take any such action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the Securityholder action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date that shall be a Business Day not less than 15 nor more than 20 days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the holders of Securities of such series in the amount above specified may fix the same by mailing written notice thereof (the record date so fixed to be a Business Day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 7.05, only persons shown as Securityholders of such series on the registration books for the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of any such action by the holders on the record date of the required percentage of the aggregate principal amount of the Securities of such series shall be binding on all Securityholders of such series, provided that the taking of the requested action by the holders on the record date of the percentage in aggregate principal amount of the Securities of such series in connection with such action shall have been evidenced to the Trustee, as provided in Section 7.01, not later than 180 days after such record date.

Section 7.06 Instruments Executed by Securityholders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series in connection with such action, any holder of a Security of such series the serial number of which is shown by the evidence to be included in the Securities of such series the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security of such series and any direction, demand, request, waiver, consent, vote or other action of the holder of any Security of such series that by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities of such series in connection with such action shall be conclusively binding as the act of such holders upon the Company, the Trustee and the holders of all the Securities of such series.

Article Eight

SECURITYHOLDERS’ MEETINGS

Section 8.01 Purposes for Which Meetings May be Called. A meeting of holders of Securities of any or all series, as the case may be, may be called at any time and from time to time pursuant to the provisions of this Article Eight for any of the following purposes:

(1)            to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders of any or all series pursuant to any of the provisions of Article Five;

(2)            to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article Six;

(3)            to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(4)            to take any other action authorized to be taken by or on behalf of the holders of the percentage in aggregate principal amount of the Securities of any or all series under any other provisions of this Indenture or under applicable law.

Section 8.02 Manner of Calling Meetings; Record Date. The Trustee may at any time call a meeting of Securityholders of any or all series to take any action specified in Section 8.01, to be held at such time and at such place in Atlanta, Georgia, as the Trustee shall determine. Notice of every meeting of the Securityholders of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 30 nor more than 60 days prior to the date fixed for the meeting to such Securityholders at their registered addresses. For the purpose of determining Securityholders entitled to notice of any meeting of Securityholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a Business Day not more than 10 days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name any Security shall be registered upon the books of the Company on a record date fixed by the Trustee as aforesaid, or by the Company or the Securityholders as in Section 8.03 provided, shall be entitled to notice of the meeting of Securityholders with respect to which such record date was so fixed.

Section 8.03 Call of Meeting by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Securities then outstanding of any or all series, as the case may be, shall have requested the Trustee to call a meeting of such Securityholders to take any action authorized in Section 8.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty days after receipt of such request, then the Company or the holders of such Securities in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place in Atlanta, Georgia for, such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a Business Day not less than 15 nor more than 20 days after the date on which such notice is sent to the Trustee.

Section 8.04 Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Securityholders a person shall be (i) a holder of one or more Securities of the series with respect to which the meeting is called or, should the meeting be called with respect to the Securities of all series, a holder of one or more of such series, or (ii) a person appointed by an instrument in writing as proxy by a holder of one or more Securities of the series. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of Securityholders entitled to vote at any meeting of Securityholders has been made as provided in this Section 8.04, such determination shall apply to any adjournment thereof.

Section 8.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities of the series with respect to which the meeting is called and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of such Securities and the appointment of any proxy shall be proved in the manner specified in Section 7.02.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

Subject to the provisions of Section 7.04, at any meeting each Securityholder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

At any meeting of Securityholders, the presence of persons who held, or who are acting as proxy for persons who held, an aggregate principal amount of Securities of the series with respect to which the meeting is called on the record date for such meeting sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of the Securities of the series with respect to which the meeting is called represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

Section 8.06 Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on each of which shall be subscribed the signature of the Securityholder or proxy casting such ballot and the identifying number or numbers of the Securities held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the identifying numbers of the Securities voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 7.01.

Section 8.07 Exercise of Rights of Trustee and Securityholders Not to be Hindered or Delayed. Nothing in this Article Eight contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities of any or all series.

Section 8.08 Written Consent in Lieu of Meeting of Securityholders. The written authorization or consent of the requisite percentage of Securityholders herein provided, entitled to vote at any such meeting, evidenced as provided in Article Seven and filed with the Trustee, shall be effective in lieu of a meeting of Securityholders, with respect to any matter provided for in this Article Eight.

Article Nine

SUPPLEMENTAL INDENTURES

Section 9.01 Purposes for Which Supplemental Indentures May be Entered into Without Consent of Securityholders. The Company, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for one or more of the following purposes:

(a)            to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Ten;

(b)            to add to the covenants of the Company such further covenants, restrictions or conditions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of all or any series of the Securities (and, if such covenants are to be for the benefit of less than all series of Securities stating that such covenants are expressly being included for the benefit of such series), and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such Event of Default or may limit the remedies available to the Trustee upon such Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(c)            to add any additional Events of Default for the benefit of the holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(d)            to add one or more guarantees for the benefit of holders of the Securities of any series;

(e)            to cure or correct any ambiguity, defect, omission or inconsistency in this Indenture;

(f)             to provide for the issuance under this Indenture of Securities, whether or not then outstanding, in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(g)            to comply with the rules of any applicable Depositary;

(h)            to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such Security with respect to such provision or (B) shall become effective only when there is no Security described in clause (A)(i) outstanding;

(i)             to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 11.01; provided that any such action shall not adversely affect the interests of the holders of Securities of such series or any other series of Securities in any material respect;

(j)             to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded;

(k)            to add to, change or eliminate any of the provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(l)             to establish the form or terms and to provide for the issuance of Securities of any series as permitted by Section 2.01 and Section 2.03;

(m)           to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; and

(n)            to add to, change or eliminate any other provision under this Indenture; provided that such addition, change or elimination pursuant to this clause (n) shall not adversely affect the interests of the holders of Securities of any series in any material respect.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer or assignment of any property thereunder, provided that if any such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02 Modification of Indenture with Consent of Securityholders. With the consent (evidenced as provided in Section 7.01) of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series affected by such supplement (each series voting as a separate class) (determined as provided in Section 7.04), or, if a record date is set with respect to such consent in accordance with Section 7.05, as of such record date, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the maturity of any Security, or reduce the principal amount thereof, or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount), or premium thereon, if any, or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an OID Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01, or impair or affect the right of any Securityholder to institute suit for the payment thereof or the right of repayment if any, at the option of the Securityholder, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities of each such series so affected.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modified the rights of holders of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the holders of any other series.

Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture, provided that if such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall mail a notice to the Securityholders of each series affected thereby, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04 Securities May Bear Notation of Changes by Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture affecting such series pursuant to the provisions of this Article Nine, or after any action taken at a Securityholders’ meeting pursuant to Article Eight, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding. Failure to make the appropriate notation or issue such new Securities shall not affect the validity and effect of such supplemental indenture.

Section 9.05 Opinion of Counsel. The Trustee, subject to the provisions of Section 6.01 and Section 6.02, may rely upon, and shall be entitled to receive, an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Nine.

Article Ten

CONSOLIDATION, MERGER AND SALE

Section 10.01 Company May Consolidate, etc., on Certain Terms. The Company shall not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person, and the Company shall not permit any other person to consolidate with or merge into the Company, unless:

(1)            either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety are transferred or leased is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and such successor corporation shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; and

(2)            immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 10.02 Successor Person to be Substituted. The successor person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein, and thereafter the predecessor shall be relieved of all obligations and covenants under this Indenture and the Securities and, in the event of such lease or transfer, any such predecessor may be dissolved and liquidated; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of, premium (if any) and interest on the Securities except in the case of a sale or transfer of all or substantially all of its assets.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 10.03 Opinion of Counsel to be Given to Trustee. The Trustee, subject to the provisions of Section 6.01 and Section 6.02, shall be provided with an Opinion of Counsel as conclusive evidence that any such consolidation, merger, lease or transfer, and any such assumption, complies with the provisions of this Article Ten.

Article Eleven

SATISFACTION AND DISCHARGE OF INDENTURE;
UNCLAIMED AMOUNTS

Section 11.01 Satisfaction and Discharge of Indenture.

(A)           If at any time (i) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of any series outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) as and when the same shall have become due and payable, or (ii) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) or (iii) in the case of any series of Securities where the exact amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (b) below, (a) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust the entire amount in (i) cash (other than amounts repaid by the Trustee or any Paying Agent to the Company in accordance with Section 11.04), (ii) in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash sufficient in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm to pay at such maturity or upon such redemption, as the case may be, or (iii) a combination thereof, sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, to pay (x) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series; provided, that in the case of any redemption at a price or premium to be calculated based off the Treasury rate or similar rate, the amount deposited with the Trustee shall be sufficient for purposes of this Indenture to the extent that such amount is equal to the price or premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption; and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to the Securities of such series, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such Series pursuant to Section 2.06, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) any optional redemption rights of such series of Securities to the extent to be exercised to make such call for redemption within one year, (v) the rights, obligations, duties and immunities of the Trustee hereunder, including those under Section 6.06, (vi) the rights of the holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vii) the obligations of the Company under Section 3.02) and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

(B)           The following provisions shall apply to the Securities of each series unless specifically otherwise provided in an indenture supplemental hereto provided pursuant to Section 2.03. In addition to discharge of this Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (a) below, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the date of the deposit referred to in subparagraph below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series pursuant to Section 2.08 (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) any optional redemption rights of such series of Securities, (v) the rights, obligations, duties and immunities of the Trustee hereunder, including those under Section 6.06, (vi) the rights of the holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vii) the obligations of the Company under Section 3.02) and the Trustee, at the expense of the Company, shall at the Company’s request, execute proper instruments acknowledging the same, if:

(a)            with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations (without reinvestment), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series; provided, that before such a deposit the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article Fourteen, which shall be given effect in applying the foregoing; and provided, further, that in the case of any redemption at a price or premium to be calculated based off the Treasury rate or similar rate, the amount deposited with the Trustee shall be sufficient for purposes of this Indenture to the extent that such amount is equal to the price or premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption;

(b)            no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

(c)            such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

(d)            the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the beneficial owners of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(e)            the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(C)           The Company shall be released from its obligations under Section 3.05 and Section 10.01 and unless otherwise provided for in the indenture supplemental hereto establishing such series of Securities, from all covenants and other obligations referred to in Section 2.03(16) or Section 2.03(20) with respect to such series of Securities outstanding on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the outstanding Securities of any series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01, but the remainder of this Indenture and such Securities shall be unaffected thereby. The following shall be the conditions to application of this Section 11.01(c):

(a)            The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series, (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series and (B) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series; provided, that before such a deposit the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article Fourteen, which shall be given effect in applying the foregoing; and provided, further, that in the case of any redemption at a price or premium to be calculated based off the Treasury rate or similar rate, the amount deposited with the Trustee shall be sufficient for purposes of this Indenture to the extent that such amount is equal to the price or premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption;

(b)            No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

(c)            Such covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company;

(d)            Such covenant defeasance shall not result in a breach or violation of, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound;

(e)            Such covenant defeasance shall not cause any Securities then listed on any registered national securities exchange under the Exchange Act to be delisted;

(f)             The Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel to the effect that the beneficial owners of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(g)            The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

Section 11.02 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 11.04, all amounts deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the particular Securities of such series, for the payment or redemption of which such amounts have been deposited with the Trustee, of all sums due and to become due thereon for principal, interest and premium, if any.

Section 11.03 Repayment of Amounts Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to such series of Securities, all amounts then held by any Paying Agent under the provisions of this Indenture with respect to any such series of Securities shall, upon demand of the Company or the Trustee, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 11.04 Repayment of Amounts Held by Trustee. Unless otherwise required by mandatory provisions of escheat or abandoned or unclaimed property laws, any amounts deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, or interest on any Securities of any series and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which such payment shall have become due, shall be repaid to the Company by the Trustee or by such Paying Agent on demand; or, if then held by the Company, shall be discharged from such trust; and thereupon the Trustee and such Paying Agent or the Company as trustee shall be released from all further liability with respect to such amounts, and the holder of any of the Securities of such series entitled to receive such payment shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for the payment thereof; provided however, that the Trustee or Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, or cause to be mailed to each Securityholder of such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 11.05 Indemnity for U.S. Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such holder’s account.

Article Twelve

IMMUNITY OF INCORPORATORS, SHAREHOLDERS,
OFFICERS AND DIRECTORS

Section 12.01 Incorporators, Shareholders, Officers and Directors Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or such successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, past, present or future, of the Company or of any successor corporation, or any of them, because of the reason of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

Article Thirteen

MISCELLANEOUS PROVISIONS

Section 13.01 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 13.02 Acts of Board, Committee or Officer of Successor Entity Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 13.03 Required Notices or Demands May be Served by Mail; Waiver.

Any request, demand, authorization, direction, notice, consent, waiver or other action of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(a)            the Trustee by any holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered or sent to the Trustee, Attn: [__]by (ii) facsimile at [__] followed by telephonic confirmation at [__] or (iii) first-class mail at the address below or any other address previously furnished in writing to the Company by the Trustee:

[__]

(b)            the Company by the Trustee or by any holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered or sent to Wheels Up Experience Inc., Attn: [__], (i) facsimile at [__] followed by telephonic confirmation at [__] or (ii) first-class mail at the address below or any other address previously furnished in writing to the Trustee by the Company:

Wheels Up Experience Inc.
2135 American Way
Chamblee, Georgia 30341
Attention: [__]

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information; provided such losses, liabilities, costs or expenses have not arisen from the fraud, gross negligence or willful misconduct of the Trustee. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Where this Indenture or any Security provides for notice to Securityholders of any event, such notice shall be deemed sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at his address as it appears in the Security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders or the validity of the proceedings to which such notice relates.

Notwithstanding any other provision of this Indenture or any Security of any series other than a provision that expressly states that this paragraph is not applicable to the Securities of such series, when this Indenture or any Security provides for notice of any event (including any notice of redemption) to a holder of Securities in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company or Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event or action relating thereto, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 13.04 Governing Law; WAIVER OF JURY TRIAL. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND EACH SECURITY WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.05 Evidence of Compliance with Conditions Precedent. Upon any demand or application by the Company to the Trustee to take any action under any of the provisions as of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, on information that is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based upon a certificate, report or opinion of or representations by an accountant, firm of accountants, investment bank or appraisal firm, unless such officer or counsel, as the case may be, knows that the certificate, report or opinion of or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.06 Payments Due on Saturdays, Sundays, and Holidays. In any case where the date of payment of interest on or principal of the Securities of any series, or the date fixed for redemption or repayment of any such Security, shall not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 13.07 Provisions Required by Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 13.08 Provisions of this Indenture and Security for the Sole Benefit of the Parties and the Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors and the holders of the Securities.

Section 13.09 Indenture May be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.10 Article and Section Headings. The Article and Section heading references herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.11 Securities In a Foreign Currency. Unless otherwise specified in a supplemental indenture delivered pursuant to Section 2.03 with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Securityholders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any series which are denominated in a Foreign Currency, then the principal amount of Securities of such series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 13.11, “Market Exchange Rate” shall mean the noon Dollar buying rate in The City of New York for cable transfers of such currency or currencies as published by the Federal Reserve Bank of New York as of the most recent available date. If such Market Exchange Rate is not available for any reason with respect to such currency, the Paying Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, which for purposes of the euro shall be any member state of the European Union that has adopted the euro, as the Paying Agent shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by holders of Securities pursuant to the terms of this Indenture.

Section 13.12 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.13 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.14 Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Article Fourteen
REDEMPTION OF SECURITIES AND SINKING FUNDS

Section 14.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series that are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, in either case as specified as contemplated by Section 2.03 for Securities of such series.

Section 14.02 Notice of Redemption; Partial Redemptions. Notice of redemption to the holders of Securities of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 15 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities of such series at their last addresses as they shall appear upon the Security register or registers. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such holder shall identify the Securities to be redeemed (including CUSIP number(s)) and specify the principal amount of each Security of such series held by such holder to be redeemed, the date fixed for redemption, the redemption price (or the method of calculating the redemption price), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request at least five (5) Business Days prior to the date the notice must be mailed to Securityholders (unless the Trustee otherwise agrees to a shorter period) by the Trustee for such series in the name and at the expense of the Company.

No later than 11:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 70 days (or such shorter period acceptable to the Trustee) prior to the date fixed for redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair in accordance with the procedures of the Depositary, in its sole discretion, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount of each such Security to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 14.03 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Section 6.05 and Section 11.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.03 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an OID Security) borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 14.04 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 10 (or such lesser number as the Trustee may permit) days prior to the last date on which notice of redemption may be given as being owned by, and not pledged or hypothecated by, either (i) the Company or (ii) an Affiliate specifically identified in such written statement.

Section 14.05 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” The last date on which a sinking fund payment may be made in each year is herein referred to as the “sinking fund payment date.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (i) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.09, (ii) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (iii) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provisions contained in the terms of such Securities. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day (or such later day, no later than the twentieth, as the Trustee may permit) next preceding each sinking fund payment date for any series, the Company will deliver to the Trustee a written statement (which need not contain the statements required by Section 13.05) signed by an authorized officer of the Company (i) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (ii) stating that none of the Securities of such series has theretofore been so credited, (iii) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (iv) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series, and, if so, specifying the amount of such optional sinking fund payment that the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid that have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.09 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day (or such later day as the Trustee may have permitted), to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) made in cash plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 or the equivalent thereof in any Foreign Currency) or a lesser sum in Dollars (or the equivalent thereof in any Foreign Currency) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 (or the equivalent thereof in any Foreign Currency) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign Currency) is available. The Trustee shall select, in the manner provided in Section 14.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company or an entity known by the Trustee to be an Affiliate, as shown by the Security register or registers, and not known to the Trustee to have been pledged or hypothecated by the Company or any such entity or (ii) identified in a written statement delivered to the Trustee pursuant to Section 14.04 as being owned by, and not pledged or hypothecated by, the Company or an Affiliate shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 14.02 (and with the effect provided in Section 14.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment and, together with such payment, shall be applied in accordance with the provisions of this Section 14.05. Any and all sinking fund amounts held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), that are not held for the payment or redemption of particular Securities of such series shall be applied, together with other amounts if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund amounts or mail any notice of redemption of Securities for such series by operation of the sinking funds during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any amounts in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any amounts thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Article Five or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such amounts shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

(Signature Page Follows; Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WHEELS UP EXPERIENCE INC.

By:
Title:

[__]

By:
Title:

[Signature Page to Wheels Up Experience Inc. Indenture dated as of [__]]